UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

KRONOS INCORPORATED

(Exact name of registrant as specified in its charter)

Massachusetts	000-20109	04-2640942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

297 Billerica Road, Chelmsford, Massachusetts	01824
(Address of principal executive offices)	(Zip Code)

978-250-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the expiration of the Rights Agreement, dated as of November 17, 1995, between Kronos Incorporated (the “Company”) and State Street Bank and Trust, as Rights Agent (the “Rights Agreement”), the Company’s Board of Directors approved the filing of Articles of Amendment (the “Articles of Amendment”) to the Company’s Restated Articles of Organization, as amended to date (the “Articles of Organization”), eliminating from the Company’s Articles of Organization all references to the Series A Junior Participating Preferred Stock, which had previously been designated in connection with the Rights Agreement. On March 30, 2007, the Company filed the Articles of Amendment with the Secretary of the Commonwealth of the Commonwealth of Massachusetts, and such Articles of Amendment became effective on March 30, 2007. A copy of the Articles of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Articles of Amendment to Restated Articles of Organization, as amended to date, relating to the elimination of the Series A Junior Participating Preferred Stock of the Company dated March 30, 2007, as filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts on March 30, 2007

4.1(1)	Rights Agreement, dated as of November 17, 1995, between the Company and State Street Bank and Trust Company, as Rights Agent

(1)	Incorporated by reference to the exhibits to the Company’s Form 8-A, as filed with the Securities and Exchange Commission on November 22, 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS INCORPORATED

Date: April 4, 2007	By:	/s/ Mark V. Julien
	Name:	Mark V. Julien
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to Restated Articles of Organization, as amended to date, relating to the elimination of the Series A Junior Participating Preferred Stock of the Company dated March 30, 2007, as filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts on March 30, 2007

4.1(1)	Rights Agreement, dated as of November 17, 1995, between the Company and State Street Bank and Trust Company, as Rights Agent

(1)	Incorporated by reference to the exhibits to the Company’s Form 8-A, as filed with the Securities and Exchange Commission on November 22, 1995.